UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2026
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.03 regarding the Accenture Tower Loan Sixth Modification Agreement and the 3001 & 3003 Washington Mortgage Loan Ninth Modification (both as defined below) is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
Accenture Tower Loan
On November 2, 2020, KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”), through an indirect wholly owned subsidiary (the “Accenture Tower Borrower”), entered into a loan facility with U.S. Bank, National Association, as administrative agent (the “Agent”), joint lead arranger and co-book runner; Bank of America, N.A., as syndication agent, joint lead arranger and co-book runner; and each of the financial institutions signatory thereto as lenders (as amended and modified, the “Accenture Tower Loan”). The current lenders under the Accenture Tower Loan are U.S. Bank, National Association, Bank of America, N.A., Deutsche Pfandbriefbank AG and the National Bank of Kuwait S.A.K.P. Grand Caymans Branch (the “Accenture Tower Lenders”). The Accenture Tower Loan is secured by Accenture Tower.
As previously disclosed, on December 20, 2024, KBS REIT III, through the Accenture Tower Borrower, entered into a fourth modification agreement with the Accenture Tower Lenders (the “Accenture Tower Loan Fourth Modification Agreement”). Pursuant to the Accenture Tower Loan Fourth Modification Agreement, the maturity date of the Accenture Tower Loan was extended to November 2, 2026, with an additional 12-month extension option available pursuant to the loan agreement, subject to certain terms and conditions contained in the loan documents.
On October 30, 2026, KBS REIT III, through the Accenture Tower Borrower, entered into a sixth modification agreement with the Accenture Tower Lenders (the “Accenture Tower Loan Sixth Modification Agreement”) to extend the maturity date of the Accenture Tower Loan to December 17, 2026 with an option to further extend the maturity date of the Accenture Tower Loan to November 2, 2027, subject to the satisfaction of certain terms and conditions contained in the Accenture Tower Loan Sixth Modification Agreement (the “Accenture Tower Loan Extension Option”). Exercise of the Accenture Tower Loan Extension Option also requires the Accenture Tower Borrower to pay an extension fee in the amount of $0.4 million. Additionally, pursuant to the Accenture Tower Loan Sixth Modification Agreement, effective November 2, 2026, the Accenture Tower Loan bears interest at one-month Term SOFR plus 325 basis points and upon effectiveness of the Accenture Tower Loan Extension Option, the Accenture Tower Loan bears interest at one-month Term SOFR plus 300 basis points. As of October 30, 2026, the outstanding principal balance of the Accenture Tower Loan was $317.4 million and $4.6 million of new funding was available for future disbursement, subject to certain terms and conditions contained in the loan documents.
3001 & 3003 Washington Mortgage Loan
On May 21, 2019, KBS REIT III, through indirect wholly owned subsidiaries (the “3001 & 3003 Washington Borrowers”), entered into a mortgage loan (as subsequently modified and amended, the “3001 & 3003 Washington Mortgage Loan”) with Bank of America, N.A., as administrative agent and lender (the “3001 & 3003 Washington Lender”). The 3001 & 3003 Washington Mortgage Loan is secured by 3001 Washington Boulevard and 3003 Washington Boulevard.
As previously disclosed, on April 29, 2026, the 3001 & 3003 Washington Borrowers and KBS REIT Properties III, LLC , KBS REIT III’s indirect wholly owned subsidiary (“REIT Properties III”), entered into a seventh modification and extension agreement of the 3001 & 3003 Washington Mortgage Loan with the 3001 & 3003 Washington Lender (the “3001 & 3003 Washington Mortgage Loan Seventh Modification”). Pursuant to the 3001 & 3003 Washington Mortgage Loan Seventh Modification, the maturity date of the 3001 & 3003 Washington Mortgage Loan was extended to August 4, 2026 with an option to further extend the maturity date of the 3001 & 3003 Washington Mortgage Loan to November 2, 2026, subject to the satisfaction of certain terms and conditions contained in the 3001 & 3003 Washington Mortgage Loan Seventh Modification (the “3001 & 3003 Washington Mortgage Loan Extension Option”). On August 4, 2026, KBS REIT III, through the 3001 & 3003 Washington Borrowers, entered into a letter agreement (the “Letter Agreement”) with the 3001 & 3003 Washington Lender. The Letter Agreement waived certain conditions to exercising the 3001 & 3003 Washington Mortgage Loan Extension Option and extended the maturity date of the 3001 & 3003 Washington Mortgage Loan to November 2, 2026.

On October 30, 2026, the 3001 & 3003 Washington Borrowers and REIT Properties III entered into a ninth modification and extension agreement of the 3001 & 3003 Washington Mortgage Loan with the 3001 & 3003 Washington Lender (the “3001 & 3003 Washington Mortgage Loan Ninth Modification”) to extend the maturity date of the 3001 & 3003 Washington Mortgage Loan to January 20, 2027, with no further extension options. Notwithstanding the foregoing, the 3001 & 3003 Washington Lender may declare a default and accelerate the loan prior to the maturity date if the 3001 & 3003 Washington Lender determines, in its reasonable discretion, that a refinancing is unlikely to be completed by the maturity date on the terms the 3001 & 3003 Washington Mortgage Loan Ninth Modification requires. The 3001 & 3003 Washington Borrowers paid a $0.1 million extension fee. As of October 30, 2026, the outstanding principal balance of the 3001 & 3003 Washington Mortgage Loan was $137.8 million.
KBS REIT III is pursuing a refinancing of the Accenture Tower Loan and the 3001 & 3003 Washington Mortgage Loan; however, there can be no assurance as to the certainty or timing of KBS REIT III’s plans.

Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of KBS REIT III and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. These include statements about KBS REIT III’s plans, strategies and prospects, including its ability to comply with any terms, conditions, obligations or covenants contained in any agreements related to its debt obligations. These statements are subject to known and unknown risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and KBS REIT III undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Moreover, you should interpret many of the risks identified in this report, as well as the risks set forth below, as being heightened as a result of the continued disruptions in the financial markets impacting the U.S. commercial real estate industry, especially as it pertains to commercial office buildings, the challenging commercial real estate lending environment, the challenging and uncertain interest rate environment, leasing challenges in certain markets where KBS REIT III owns properties and the low amount of transaction volume in the U.S. office market for assets similar in size to those owned by KBS REIT III as well as general market instability. All forward-looking statements should be read in light of the risks identified in Part I, Item 1A of KBS REIT III’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission on March 27, 2026.
As a result of certain upcoming loan maturities and required principal paydowns, the challenging commercial real estate lending environment and the low amount of transaction volume in the U.S. office market for assets similar in size to those owned by KBS REIT III as well as general market instability, management’s plans may not be considered probable and thus do not alleviate substantial doubt about KBS REIT III’s ability to continue as a going concern for at least a year from August 13, 2026. KBS REIT III will be adversely affected if it is unable to satisfy certain covenants or other terms and conditions contained in its loan agreements. Certain of KBS REIT III’s loan agreements require KBS REIT III to satisfy conditions that are not in its sole control, including making required principal paydowns of the loans, selling assets and taking identified actions relating to its portfolio. There is no assurance that KBS REIT III will be able to satisfy the terms and conditions of its existing loan agreements or the terms and conditions of any future extension or refinancing agreements that are entered into. If KBS REIT III is unable to make required paydowns under certain loans, sell assets or satisfy certain covenants and conditions in its loan agreements, the lenders may seek to foreclose on the underlying collateral. Moreover, KBS REIT III’s loan agreements contain cross default provisions whereby the occurrence of (or a demand following) an “event of default” under one or more of its debt facilities may trigger a default under certain other debt facilities and the guaranty obligations in respect thereof, thereby giving lenders a right to accelerate the relevant debt obligations and exercise their enforcement rights with respect thereto. KBS REIT III has also pledged the equity of certain of its subsidiaries (and all proceeds therefrom) in connection with the restructuring of some of its loan agreements. If an event of default occurs under certain debt facilities and the lenders party thereto elect to exercise their enforcement rights thereunder, one of the remedies available to them is to take possession of the relevant pledged equity. In addition, KBS REIT III has agreed to cash sweeps under several of its loan agreements. These cash sweeps place limits on KBS REIT III’s access to cash flows from certain properties and thereby restrict KBS REIT III’s operating flexibility. If KBS REIT III is unable to satisfy the terms and conditions contained in its loan agreements, KBS REIT III anticipates it will make efforts to further refinance or restructure certain of its debt instruments or make additional asset sales to pay off the debt, though there can be no certainty that KBS REIT III will be able to complete such refinancing, restructuring or asset sales. KBS REIT III may relinquish ownership of one or more secured properties to the mortgage lender. KBS REIT III may also seek the protection of the bankruptcy court to implement a restructuring plan, which would constitute an event of default under its indebtedness.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: November 5, 2026	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary